Exhibit 11.1


                        Computation of Earnings per Share

                                                                 March 31, 2006
                 Basic:

                 Net Income                                           ($20,703)
                                                                      =========

                 Average shares:
                    Common shares issued                             93,769,177
                                                                     ----------
                    Average shares outstanding                       93,769,177
                                                                     ==========
                 Net income per common share, basic                     ($0.00)
                                                                        =======


                 Diluted:

                 Net Income                                            ($20,703)
                                                                      =========

                 Average shares:
                      Common shares issued                          102,285,677
                                                                    -----------
                      Average shares outstanding                     93,769,177
                                                                     ==========

                 Net income per common share, basic                      ($0.00)
                                                                        =======